UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-233496
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2017, BioHiTech Global, Inc. (the “Registrant”) entered into a series of Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Registrant agreed to sell and the Investors agreed to purchase units (the “Units”) in the aggregate offering amount of $990,000. The aggregate offering amount included $640,000 from the Registrant’s Chief Executive Officer. Each Unit, in the minimum subscription amount of $100,000 is comprised of an Original Issue Discount Convertible Promissory Note (the “Note,” collectively, the “Notes”) and warrants (the “Warrants”) to purchase shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). Each Note bears interest at the rate of 3.5 % per annum, has been issued with an original issue discount of 10% and is due on May 24, 2018 (the “Maturity Date”). The Notes are secured by any proceeds received by the Registrant from its investments in Entsorga West Virginia, LLC and Apple Valley Waste Conversions, LLC, (“AVWC”) and the membership interests in AVWC. The Notes are convertible at the option of the Investors, at any time up to and including the Maturity Date, into shares of Common Stock equal to the outstanding principal amount under the Note, plus any accrued and unpaid interest, divided by a conversion price (the “Conversion Price”) equal to $3.00 per share. The Warrants are exercisable for a period of five years into a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Notes are convertible at an exercise price equal to $3.75 per share. The Purchase Agreement also provides the Investors the right to participate in up to 20% of the future external financing for the Registrant’s equity investment in up to six future High Efficiency Biological Treatment (HEBioT) facilities. The Purchase Agreement contains customary representations, warranties and covenants of the Registrant and the Investors for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Form of Note and the Form of Warrant are attached to this Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Registrant did not engage a placement agent in the offering.

The Units, Notes and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Notes and Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investors, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investors of the shares of Common Stock underlying the Notes and the Warrants, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01.	Financial Statements and Exhibits.

Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Warrant

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: May 26, 2017	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Chief Financial Officer and Treasurer